UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/26/2006

NETGEAR, INC
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50350

DE	770419172
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4500 Great America Parkway, Santa Clara, CA 95054
(Address of principal executive offices, including zip code)

408-907-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 2.02.    Results of Operations and Financial Condition

On April 26, 2006, NETGEAR, Inc. issued a press release announcing its financial results for its first quarter ended April 2, 2006. The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report.

The information in the report (including any exhibit attached to this Current report), shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by NETGEAR, Inc., except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.    Other Events

On April 26, 2006, NETGEAR, Inc. announced that Jonathan R. Mather, its Executive Vice President and Chief Financial Officer, intends to leave the company at the end of October, 2006, to pursue other opportunities.

Concurently, NETGEAR and Mr. Mather entered into a Separation Agreement and Release, pursuant to which Mr. Mather agreed to provider certain transitional services in exchange for certain severance benefits. A copy of the Separation Agreement and Release is attached hereto as Exhibit 99.2 to this Current Report.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

The folloing exhibits are furnished herewith:

99.1 Press Release, dated April 26, 2006, of NETGEAR, Inc. announcing its financial results for the first quarter ended April 2, 2006.

99.2 Separation Agreement and Release, dated April 26, 2006, between NETGEAR, Inc. and Jonathan R. Mather.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETGEAR, INC

Date: April 26, 2006	By:	/s/ Jonathan R. Mather
Jonathan R. Mather
Executive Vice President and CFO

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release, Dated April 26, 2006
EX-99.2	Separation Agreement and Release, Dated April 26, 2006, between NETGEAR, Inc. and Jonathan R. Mather